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                       FIRST AMENDMENT TO LEASE AGREEMENT



         THIS FIRST AMENDMENT TO LEASE AGREEMENT (this "Amendment") is entered into as of this ___ day of ________, l999, by and between (i) HPT SUITE PROPERTIES TRUST, a Maryland real estate investment trust, as landlord ("Landlord") and (ii) SUITE TENANT, INC., a Tennessee corporation, as tenant ("Tenant").

                               W I T N E S S E TH:

         WHEREAS, pursuant to a Lease Agreement, dated as of November 19, 1997 (the "Lease"), Landlord leased certain property to Tenant and Tenant leased certain property from Landlord, subject to and upon the terms and conditions set forth in the Lease; and

         WHEREAS, the parties hereto wish to amend certain provisions of the Lease Agreement as hereinafter provided;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. The Lease Agreement is hereby amended by deleting the Exhibit A Property Description for Tempe, AZ attached thereto and substituting therefor the Exhibit A Property Description for Tempe, AZ attached hereto.

         2. Landlord represents and warrants that no Landlord Default, as defined under Section 14.2 of the Lease, has occurred or is continuing under the Lease and Tenant represents and warrants that no Default or Event of Default has occurred or is continuing under the Lease.

         3. As amended hereby, the Lease Agreement is and shall remain in full force and effect in accordance with its terms and provisions.

         4. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS HEREOF, the parties hereto have executed this Amendment under seal as of the date above first written.

                                                      HPT SUITE PROPERTIES TRUST


         By:___________________________
                                                         Its (Vice) President


                                                      SUITE TENANT, INC.
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         By:___________________________
                                                         Its (Vice) President





ACKNOWLEDGED AND AGREED:

GUARANTOR:

SHOLODGE, INC.


By:_____________________________
         Its:_______________________





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                                    Exhibit A

                                  The Premises

                              [See attached copy.]





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PARCEL NO. 1

Lot 1 on Amended Subdivision of Lot 16 of SKY HARBOR COMMERCE CENTER, according to the plat of record in the office of the County Recorder of Maricopa County, Arizona, in Book 472 of Maps, page 02.

PARCEL NO. 2

An Easement for ingress and egress as recorded in Document No. 96-336483 and in Document No. 96-426379 over the following described property:

That portion of the Northeast quarter of Section 17, Township 1 North, Range 4 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, being described by metes and bounds as follows;

COMMENCING at the East quarter corner of said Section 17, being marked by a brass cap flush with the surface of a concrete sidewalk;

THENCE North 89 degrees 04 minutes 45 seconds West along the East-West midsection line of said Section 17, a distance of 25.02 feet to the Northeast corner of Lot 16 of SKY HARBOR COMMERCE CENTER, a subdivision recorded at Book 302 of Maps, page 29, official records of Maricopa County;

THENCE continuing North 89 degrees 04 minutes 45 seconds West along said East-West midsection line and along the North line of said Lot 16, a distance of
264.58 feet to the TRUE POINT OF BEGINNING of the herein described easement parcel;

THENCE continuing North 89 degrees 04 minutes 45 seconds West along said East-West midsection line and along said North line of Lot 16, a distance of
150.00 feet;

THENCE North 00 degrees 55 minutes 15 seconds East, a distance of 45.61 feet to a point on the Southerly 65.00 feet right of way line of Rio Salado Parkway;

THENCE Easterly along said Southerly right of way line of Rio Salado Parkway and along the arc of a curve concave Northerly, the center of which curve bears North 12 degrees 08 minutes 45 seconds East, a distance of 683.00 feet, through a central angle of 13 degrees 32 minutes 35 seconds and an arc distance of
150.81 feet;

THENCE leaving said Southerly 65.00 feet right of way of Rio Salado Parkway on a bearing of South 00 degrees 55 minutes 15 seconds West, a distance of 33.93 feet to the TRUE POINT OF BEGINNING.

PARCEL NO. 3

Non-exclusive easement for ingress and egress as recorded in Document No. _______ over the portion of the following described property and included in Parcel No. 1 above:

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                        See Exhibit A-1 attached hereto.






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                                   Exhibit A-1





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